Exhibit 99.1

Horizon Bancorporation, Inc. Declares Dividend

          BRADENTON, Fla., Nov. 28 /PRNewswire-FirstCall/ -- Horizon Bancorporation, Inc. (OTC Bulletin Board: HZNB) -- Horizon Bancorporation, Inc. (the “Company”) the holding company of Horizon Bank, announced that the Board of Directors has declared a $.10 (ten cent) per share dividend to shareholders of record as of December 15, 2006, to be payable on January 15, 2007.

          Horizon Bank, a 170 million dollar bank, now operates three full service branch locations in Manatee County, Florida and has an ATM located in the Red Barn Market (Bradenton, Fl.)

          Safe Harbor. This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to risks and uncertainties, which could cause actual results to differ materially from those described in the forward- looking statements. Among these risks are regional and national economic conditions, competitive and regulatory factors, legislative changes, mortgage- interest rates, cost and availability of borrowed funds, our ability to sell mortgages in the secondary market, and housing sales and values. These risks and uncertainties are contained in the Corporation’s filings with the Securities and Exchange Commission, available via EDGAR. The company assumes no obligation to update forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such forward-looking statements.

SOURCE Horizon Bancorporation, Inc.
          -0-                                                       11/28/2006
          /CONTACT:  Charles F. Conoley, President of Horizon Bancorporation, Inc., +1-941-753-2265/
          /Web site:  http://www.horizonbankfl.com/
          (HZNB)